EXHIBIT 5.1

LAW OFFICES BALLARD SPAHR ANDREWS & INGERSOLL, LLP 1225 17H STREET, SUITE 2300 DENVER, COLORADO 80202-5596 303-292-2400 FAX: 303-296-3956 LAWYERS@BALLARDSPAHR.COM	PHILADELPHIA, PA BALTIMORE, MD CAMDEN, NJ SALT LAKE CITY, UT VOORHEES, NJ WASHINGTON, DC

April 4, 2005

Good Times Restaurants Inc.

601 Corporate Circle

Golden, Colorado 80401

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Good Times Restaurants Inc., a Nevada corporation (the "Company"), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of a total of 2,061,512 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), which includes 1,240,000 shares of Common Stock issuable upon conversion of 1,240,000 shares of the Companys Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), and an additional 821,512 issued and outstanding shares of Common Stock, all of which shares of Common Stock may be resold by certain holders of the shares of Common Stock as described in the Registration Statement.

The 1,240,000 shares of Series B Preferred Stock were initially sold by the Company in reliance on Section 4(2) of the Securities Act, and the additional 821,512 issued and outstanding shares of Common Stock were initially issued by the Company upon conversion of shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), in reliance on Section 3(a)(9) of the Securities Act. The shares of Series A Preferred Stock were initially sold by the Company in reliance on Section 4(2) of the Securities Act. The total of 2,061,512 shares of Common Stock included in the Registration Statement may be resold or delivered from time to time as set forth in the Registration Statement, any amendment thereto and the prospectus contained therein pursuant to Rule 415 promulgated by the Commission under the Securities Act.

In our capacity as counsel, we have examined, and relied upon the accuracy of the factual matters contained therein, the Registration Statement, the Company's Articles of Incorporation, including the Company's Certificate of Designations, Preferences, and Rights of Series B Convertible Preferred Stock (the "Certificate of Designations"), and originals and copies, certified or otherwise identified to our satisfaction, of such other agreements, documents, corporate records and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary for the purposes of the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures. We are also assuming that the 1,240,000 shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock will continue to be duly and validly authorized on the dates that such shares of Common Stock are issued to the holders pursuant to the terms of the Certificate of Designations, and, upon the issuance of such shares of Common Stock, the total number of shares of Common Stock that the Company has issued, after giving effect to such issuance of such shares of Common Stock upon conversion of the Series B Preferred Stock, will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company's Articles of Incorporation.

One or more of the lawyers in our firm are licensed to practice law in the State of Nevada. We are not generally engaged in the practice of law in the State of Nevada and have not obtained a separate opinion of counsel practicing law in the State of Nevada with respect to the opinion expressed below. However, we have examined Nevada General Corporation Law as presently in effect and have made such inquiries as we consider necessary to render the opinion.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The 821,512 issued shares of Common Stock included in the Registration Statement have been validly issued, fully paid and are nonassessable.

2. The 1,240,000 shares of Common Stock included in the Registration Statement that are issuable upon conversion of the shares of Series B Preferred Stock, when issued upon conversion of the shares of Series B Preferred Stock in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that might occur or be brought to our attention after the date hereof.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading of "Legal Matters" in the prospectus included therein. It is understood that this opinion may be used in connection with offers and sales of the shares of Common Stock included in the Registration Statement made during the time when the Registration Statement is in effect. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

Very truly yours,

/s/